Exhibit 99.1

JOINT FILING AGREEMENT

The undersigned hereby agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, and that all subsequent amendments to this statement on Schedule 13G may be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements.

Dated:                October 2, 2015

ANTHONY J. CANTONE

By:	/s/ Anthony J. Cantone

CANTONE RESEARCH, INC.

By:	/s/ Anthony J. Cantone
Anthony J. Cantone
President and CEO

ATTOSA FINANCIAL LLC

By:	/s/ Anthony J. Cantone
Anthony J. Cantone
Managing Member

CANTONE ASSET MANAGEMENT, LLC

By:	/s/ Anthony J. Cantone
Anthony J. Cantone
Managing Member